American Balanced Fund, Inc.
                      One Market, Steuart Tower, Suite 1800
                         San Francisco, California 94105
                              Phone (415) 421-9360

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



ROBERT G. O'DONNELL, Chairman and PEO, and DAYNA G. YAMABE, Treasurer of American Balanced Fund, Inc., (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                             Chief Financial Officer

AMERICAN BALANCED FUND, INC.                        AMERICAN BALANCED FUND, INC.


By /s/ Robert G. O'Donnell                          By /s/ Dayna G. Yamabe
-----------------------------                       ----------------------------
Robert G. O'Donnell, Chairman                       Dayna G. Yamabe, Treasurer

Date: September 8, 2004                             Date:  September 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN BALANCED FUND, INC. and will be retained by AMERICAN BALANCED FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.